Exhibit 99.1

FOR IMMEDIATE RELEASE

Molecular Insight Announces Intention to Deregister Common Stock

Cambridge, MA, May 3, 2011—Molecular Insight Pharmaceuticals, Inc. (OTCQB™: MIPIQ) (PINKSHEETS: MIPIQ), today announced that it intends to file a Form 15 with the Securities Exchange Commission (the “SEC”) on or about May 13, 2011 to deregister its common stock and common stock purchase rights which are attached to and traded with shares of the common stock under the Securities Exchange Act of 1934, as amended, and to suspend its reporting obligations thereunder. On January 21, 2011, The Nasdaq Stock Market LLC filed Form 25 with the SEC to delist the Molecular Insight’s common stock from the Nasdaq Global Market, which delisting took effect on January 31, 2011. The Board of Directors of the Company, after careful analysis and deliberation, determined that any beneficial effect to the Company of being registered is substantially outweighed by the significant costs associated with regulatory compliance and decided to suspend the reporting obligations pursuant to the SEC rules, particularly in light of the pending Chapter 11 reorganization proceedings that was commenced by the Company on December 9, 2010 under the U.S. Bankruptcy Code. In addition, in an effort to preserve the full amount of the Company’s net operating losses, and as required under the previously announced Plan Support Agreement with certain of the Company’s bondholders, the Company intends to seek an order from the Bankruptcy Court that would restrict, under certain circumstances, the trading of the Company’s common stock by entities that hold more than 4.5% of the Company’s common stock.

The Company anticipates that, as a consequence of the deregistration, the Company’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board. If the Company’s Chapter 11 Plan of Reorganization is approved in the form presently proposed, all of the Company’s currently outstanding shares will be cancelled. Following deregistration, the Company intends to communicate with the public through its website and periodic press releases.

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development and commercialization of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. For further information, please visit the Company’s website: www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the contemplated deregistration, our pending Chapter 11 proceedings and cancellation of currently outstanding shares of common stock. Such forward-looking statements also include, but are not limited to, the potential adverse impact of the deregistration and the Chapter 11 proceedings on our business, financial condition or results of operations; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate our plan of reorganization and the transactions contemplated by such plan; and those factors identified in our filings with the SEC. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about our court filings and claims information on www.omnimgt.com/molecular. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Contact:

Mark A. Attarian

Interim Executive Vice President and

Chief Financial Officer

617.492.5554

mattarian@molecularinsight.com